UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2012

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2012, Unilife Corporation (“Unilife”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and Leerink Swann LLC (the “Underwriters”), relating to the underwritten offering, issuance and sale of 6,154,000 shares of Unilife’s common stock, par value $0.01 per share (the “Common Stock”). The price to the public in this offering is $3.25 per share and the Underwriters have agreed to purchase the shares from Unilife at a price of $3.0875 per share. The net proceeds to Unilife from this offering are expected to be approximately $18,800,475, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Unilife. The offering is expected to close on or about July 5, 2012, subject to customary closing conditions.

The shares of Common Stock will be issued pursuant to a prospectus supplement to be dated as of June 28, 2012, which is being filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from Unilife’s shelf registration statement on Form S-3 (File No. 333-173195), which became effective on June 30, 2011, and the base prospectus dated June 30, 2011.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by Unilife, customary conditions to closing, indemnification obligations of Unilife and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Each director and executive officer of Unilife has entered into agreements not to sell, transfer or otherwise dispose of securities of Unilife beneficially owned by such director or officer during the 90-day period following the offering, subject to certain exceptions and extension in certain circumstances.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of Unilife. Rather, investors and the public should look to other disclosures contained in Unilife’s filings with the SEC. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On June 28, 2012, Unilife issued a news release announcing the pricing of the offering. A copy of this news release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated June 28, 2012 by and between Unilife Corporation, Jefferies & Company, Inc. and Leerink Swann LLC (filed herewith)

5.1	Opinion of DLA Piper LLP (US) (filed herewith)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press release dated June 28, 2012 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: June 29, 2012	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated June 28, 2012 by and between Unilife Corporation, Jefferies & Company, Inc. and Leerink Swann LLC (filed herewith)

5.1	Opinion of DLA Piper LLP (US) (filed herewith)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press release dated June 28, 2012 (filed herewith)